Exhibit 10.1

FIRST AMENDMENT TO
INVENTORY FINANCING AND SECURITY AGREEMENT
This FIRST AMENDMENT TO INVENTORY FINANCING AND SECURITY AGREEMENT (this “Agreement”), dated as of September 1, 2023, is entered into by and among (i) Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah state chartered bank (together with its successors and assigns, “Bank”), (ii) Ally Financial Inc., a Delaware entity (“Ally” and together with Bank, collectively, the “Ally Parties” and each, an “Ally Party”), and (iii) Carvana, LLC, an Arizona limited liability company (the “Dealership”).
W I T N E S S E T H
WHEREAS, on September 22, 2022, the Ally Parties and Dealership entered into that certain Inventory Financing and Security Agreement (the “Existing Financing Agreement” and as further amended, restated, amended and restated, extended, supplemented, replaced, waived, or otherwise modified from time to time, including, without limitation, by this Agreement, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meaning ascribed thereto in the Financing Agreement or, if not defined in the Financing Agreement, the Intercreditor Agreement (as defined in the Consent (as defined in the Financing Agreement as amended hereby)).
WHEREAS, (i) Carvana Co., a Delaware corporation (the “Issuer”), (ii) Dealership, as a guarantor, (iii) each of the other guarantors party to each Second Lien Indenture described below (such guarantors, Dealership and Issuer, collectively, the “Note Parties” and each, a “Note Party”), and (iv) U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Note Agent”) propose to enter into (a) the 2028 Secured Notes Indenture, relating to Issuer’s 9.0% / 12.0% Cash / PIK Toggle Senior Secured Notes due 2028 in an aggregate principal amount up to $1.0 billion (such notes, the “2028 Secured Notes”), (b) the 2030 Secured Notes Indenture, related to Issuer’s 9.0% / 11.0% / 13.0% Cash / PIK Toggle Senior Secured Notes due 2030 in an aggregate principal amount up to $1.5 billion (such notes, the “2030 Secured Notes”), and (c) the 2031 Secured Notes Indenture (together with the 2028 Secured Notes Indenture and the 2030 Secured Notes Indenture, each, a “Second Lien Indenture”), relating to Issuer’s 9.0% / 14.0% Cash / PIK Toggle Senior Secured Notes due 2031 in an aggregate principal amount up to $1.876 billion (such notes, the “2031 Secured Notes”, and together with the 2028 Secured Notes and the 2030 Secured Notes, the “Secured Notes”), and each Second Lien Indenture, together with any documents and agreements executed in connection therewith or thereunder (including, without limitation, all Note Documents (as defined in each Second Lien Indenture)), the “Initial Second Lien Note Documents”, and together with any other Junior Debt Document (as defined below), in each case subject to the terms and conditions of the Intercreditor Agreement and the Financing Agreement, as applicable, so long as the Intercreditor Agreement is in form and substance acceptable to the Ally Parties.
WHEREAS, to induce the Ally Parties to consent to the Transactions (as defined in the Consent), Dealership, the Note Agent, and the Ally Parties have, simultaneously herewith, entered into the Intercreditor Agreement, relating to, among other things, the Note Agent’s and the Ally Parties’ respective rights, priority, remedies, and security interests in the Collateral (as defined in the Financing Agreement as amended hereby).
WHEREAS, in connection with and pursuant to the Junior Debt Documents, the Note Parties intend to (i)(x) issue the Secured Notes (any such issuance of Secured Notes, an “Notes Issuance”) and (y) from time to time, issue additional secured notes and/or incur another form of indebtedness pursuant to any Junior Debt Document (the “Additional Secured Debt”) (any such issuance of Additional Secured Debt and, together with the Debt Issuance, the “Debt Issuances”); provided that the accrual of interest, the accretion of accreted value, and the payment of interest in the form of additional indebtedness capitalized to the outstanding aggregate principal amount of the Debt Issuances (e.g., interest paid in kind) (collectively, the “PIK Interest”) thereon will be permitted under the Financing Agreement and excluded from any dollar baskets or caps therein, (ii) grant, pledge, or otherwise create security interests, liens, or encumbrances of any kind in the assets and property of each Note Party by such Note Party in favor of the secured parties under the applicable Junior Debt Documents (or any collateral agent, trustee or agent on behalf of the secured parties) with respect to any Debt Issuances and pursuant to any Junior Debt Document; provided that any security interest, lien, or encumbrance granted by, or purported to be granted by, Dealership in the Collateral in favor of the secured parties under any Junior Debt Document (or any collateral agent, trustee, or agent on behalf of the secured parties) (x) shall not secure an aggregate principal amount of indebtedness (inclusive of any premiums, fees and/or other similar amounts) under the Debt Issuances in excess of $6.125 billion (exclusive of PIK Interest thereon) and (y) will be, and shall remain, junior and subordinate in all respects to the security interests, liens, and other encumbrances granted by Dealership in the Collateral to the Ally Parties and will be subject to the terms of the Intercreditor Agreement and constitute a Second Priority Lien or Senior Lien

(subordinate to the Ally Parties), as applicable, thereunder (the transactions in this clause (ii), “Security Grant”); and (iii) engage in other transactions related thereto.
WHEREAS, Dealership has requested that the Ally Parties amend the Existing Financing Agreement, including, without limitation, to provide for certain permitted liens, subject to the satisfaction of the conditions set forth herein, the Ally Parties are willing to enter into such amendment on the terms set forth herein and in the Intercreditor Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
AMENDMENT
Section 1.01.    Subsection III.D.1 of the Existing Financing Agreement is hereby amended and restated in its entirety as follows:
“1.    Grant of Security Interest. Dealership hereby grants to each of Bank and Ally a continuing security interest in and a collateral assignment of (the “Security Interest”) all of the following described property in which Dealership has or may have any rights, wherever located, whether now existing or hereafter arising or acquired (including property that is reacquired by Dealership for any reason, including but not limited to: voluntarily or involuntarily, through the unwinding of a transaction, by operation of law such as resulting from an avoidance action, or otherwise), and any and all accessions, additions, attachments, replacements, substitutions, returns, profits, and proceeds in whatever form or type, of any of the following property (the “Collateral”):
all Vehicles, including but not limited to those for which either of the Ally Parties provides Inventory Financing; accounts; general intangibles (including but not limited to all intellectual property and all licenses in relation thereto); chattel paper; all of Dealership’s deposit accounts described on Exhibit A annexed to that certain Funds Flow Certificate, dated as of September 1, 2023 (the “Funds Flow Certificate”), together with all replacements, substitutions, or additions to such deposit accounts (such deposit accounts collectively, the “Controlled Accounts”), along with all cash, cash equivalents, or other collections in such Controlled Accounts.”
The Security Interest will not attach to (unless otherwise elected by Dealership) Excluded Assets, and Excluded Assets will not constitute Collateral.
The term “Excluded Assets” will mean: (i) any asset or property if, to the extent and for so long as the grant of a lien thereon is prohibited by any statute or regulation or (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto and acceptance thereof by the United States Patent and Trademark Office, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of or void any registration that issues from such intent-to-use application under applicable federal law; provided, however, that Excluded Assets will not include any accessions, additions, attachments, replacements, substitutions, returns, profits, and proceeds in whatever form or type, of any Excluded Assets referred to in clauses (i) and (ii) (unless such accessions, additions, attachments, replacements, substitutions, returns, profits, or proceeds would independently constitute Excluded Assets referred to in clauses (i) or (ii)).
Section 1.02.    Subsection III.D.3 of the Existing Financing Agreement is hereby amended and restated in its entirety as follows:

“3.    Status of Collateral. The Collateral is held by Dealership in trust for each of the Ally Parties. The Collateral must be and shall remain free from all confiscations, assessments, forfeitures, loss, destruction, impairment, tax liens and other liens, security interests, pledges, claims, and encumbrances except for:
(a)the Security Interest arising under this Agreement or other agreements with the Ally Parties, or as otherwise contemplated by this Agreement or such other agreements with the Ally Parties;
(b)non-consensual statutory liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security, and other similar laws;
(c)security interests and liens incurred pursuant to or arising under (A) any Second Priority Debt Document (as defined in the Intercreditor Agreement (as defined in the Consent)), or (B) any Additional Senior Debt Document (as defined in the Intercreditor Agreement) (the Second Priority Debt Documents and the Additional Senior Debt Documents are collectively, the “Junior Debt Documents”) in each case, subject to the terms of the Consent (as defined below); provided that (i) such security interests and liens under (A) and (B) above are prohibited until (1) Dealership and the Ally Parties have executed that certain Consent and Agreement Relating to Additional Liens, dated as of September 1, 2023 (the “Consent”, which Consent sets forth the Ally Parties’ consent to the Transactions (as defined in the Consent)) and (2) the Consent is effective in accordance with the terms thereof and (ii) notwithstanding anything to the contrary in this Agreement, any Second Priority Debt Document, or Additional Senior Debt Document (whether or not in effect as of the date of the IFSA Amendment (as defined in the Consent)), both (x) the aggregate principal amount of obligations (inclusive of any premiums, fees and/or other similar amounts) under all Second Priority Debt Documents and Additional Senior Debt Documents (such amount, the “Junior Debt”) will not exceed $6.125 billion (plus the accrual of interest, the accretion of accreted value, and the payment of interest in the form of additional indebtedness capitalized to the outstanding aggregate principal amount of such Junior Debt (e.g., interest paid in-kind) (collectively, “PIK Interest”)) and (y) any Junior Debt (I) will be expressly subject to the terms and conditions of the Intercreditor Agreement and (II) immediately before and immediately after giving effect such issuance or other extension of credit in connection with such indebtedness, no Default has occurred or is continuing;
(d)other security interests and/or liens to which each of the Ally Parties specifically consents in writing;
(e)liens with respect to outstanding motor vehicle fines and liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ or other like liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(f)landlord’s liens for sums not yet overdue;
(g)liens for taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof;
(h)licenses and sublicenses of intellectual property rights entered into in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Dealership;
(i)liens on the Controlled Accounts in favor of the depository institution holding such Controlled Accounts, which liens have been subordinated to the liens of the Ally Parties;
(j)non-consensual liens securing or otherwise arising out of judgments, decrees, attachments, orders, or awards, with each such lien not arising from a final judgment in excess of $1.0 million and which all such liens outstanding at any given time in the aggregate do not exceed $10.0 million, so long as (i) any appropriate legal proceedings which may have been fully initiated for the review of such judgment, decree, attachment, order, or award have not been finally terminated, (ii) the period within which such proceedings may be initiated has not expired, or (iii) no more than 60 days have passed after (A) such judgment, decree, attachment, order, or award has become final or (B) such period within which such proceedings may be initiated has expired; and
(k)Interests of consignors in vehicles that have been consigned to Dealership (the “Consigned Vehicles”), provided such consignors have: (i) filed UCC financing statements against Dealership specific to such Consigned Vehicles, (ii) sent written consignment notices to the Ally Parties, and (iii) otherwise complied with all requirements of the UCC for a consignor to protect its interest in consigned inventory.
The grant of the Security Interest and the execution of any document, instrument, promissory note, or the like, in connection with it or the Obligations do not constitute payment or performance of any of the Obligations, except to the extent of actual, indefeasible payment of the Obligations from the realization by Dealership or the Ally Parties of the Collateral or otherwise. Except as otherwise agreed to by the parties, the Security Interest continues to the full extent provided in this Agreement until all Obligations are fully and indefeasibly paid and performed, even if the Credit Line is from time to time modified, suspended, or terminated and reestablished.”
Section 1.03.    Subsection III.D.5(b) of the Existing Financing Agreement is hereby amended and restated in its entirety to “Reserved.”
Section 1.04.    The Existing Financing Agreement is hereby amended to add the following Subsection III.D.8:
“8.    On or prior to the effective date of the Consent, Dealership will provide a fully executed deposit account control agreement relating to the Controlled Accounts in form and substance satisfactory to the Ally Parties (each such agreement, a “Deposit Account Control Agreement”). If any Controlled Account is established after September 1, 2023, Dealership will provide the related Deposit Account Control Agreement to the Ally Parties promptly following establishment of such Controlled Account and, in any event, prior to the deposit of any Ally Proceeds into such Controlled Account.”
Section 1.05.    The Existing Financing Agreement is hereby amended to add the following Subsection III.F.7:
“7.    Controlled Account(s). All proceeds of the Collateral consisting of cash, cash equivalents, or other collections (the “Ally Proceeds”) are transferred directly into the Controlled Accounts and are transferred out of the Controlled Accounts directly to the Operating Account, as outlined on the Funds Flow Certificate. No funds consisting of the proceeds of the collateral of any party (other than the Ally Parties and parties who have a junior security interest in the Collateral with the prior written consent of the Ally Parties, in which case no proceeds of any such parties’ collateral other than the Collateral) have been deposited into or held at the Controlled Accounts.”
Section 1.06.    Subsection III.G of the Existing Financing Agreement is hereby amended to add the following Subsections III.G.1(e), and III.G.10-20 in the applicable numerical order:
“(e)     Provide a written report in form reasonably satisfactory to the Ally Parties identifying the Minimum Balance Mark Vehicles as of the last day of each month, and any other date as may be reasonably requested by the Ally Parties; the written report will include at least the VIN of each Minimum Balance Mark Vehicle and the date that such Vehicle was sold. Such report must be delivered to the Ally Parties no later than the fifth day of the following month (e.g., January report must be delivered by February 5th).
10.    Deposit or cause to be deposited all Ally Proceeds according to the Funds Flow Certificate and, will only directly transfer Ally Proceeds from the Controlled Accounts into the “Operating Account” on Exhibit B annexed to the Funds Flow Certificate (the “Operating Account”), and will not directly deposit Ally Proceeds into any account other than the Controlled Accounts. Dealership will not deposit or cause to be deposited funds consisting of the collateral of any party other than the Ally Parties (other than parties who have a junior security interest in the Collateral with the prior written consent of the Ally Parties, in which case no proceeds of any such parties’ collateral other than the Collateral) into the Controlled Accounts. For the avoidance of doubt, Ally Proceeds may be transferred at any time out of the Operating Account to the extent such transfer does not otherwise violate this Agreement, the Consent or the Intercreditor Agreement.
11.    Cause all Ally Proceeds received by Dealership to be transferred directly to a Controlled Account, regardless of the source from which such Ally Proceeds were received by Dealership, as follows (i) with respect to Ally Proceeds constituting cash or other forms of payment that are immediately transferrable, on a daily basis and (ii) with respect to Ally Proceeds constituting checks, ACH transfers or other forms of payment that are not immediately transferrable, as promptly as such checks, ACH transfers or other forms of payment can be processed in the ordinary course of business.
12.    Not change the accounts into which the Ally Proceeds will be directly deposited or create any new accounts into which Ally Proceeds may be directly deposited without the prior written consent of the Ally Parties and providing the Ally Parties with a Deposit Account Control Agreement (if such accounts are additions to, substitutions of, or replacements of, the Controlled Accounts) with respect to such new accounts in form and substance satisfactory to the Ally Parties.
13.    At all times maintain a minimum cash balance in the Operating Account, of immediately available funds, equal to no less than all amounts received from the sale of Vehicles or proceeds of Vehicles whereby principal is owed by Dealership to the Ally Parties under Subsection III.C.2(a)(i) (such Vehicles are the “Minimum Balance Mark Vehicles”).
14.    Not grant a security interest over, pledge, or permit any confiscations, assessments, liens, or encumbrances on, the Operating Account or any Controlled Account, except for liens on the Operating Account or any Controlled Account, as applicable, (a) that constitute non-consensual liens permitted under Subsection III.D.3 or (b) in favor of the depository institution holding such Operating Account or such Controlled Account, as applicable, specifically for (i) fees or charges for the maintenance and administration of the Operating Account or the Controlled Account, as applicable, (ii) settlement amounts, or (iii) returned items. For the avoidance of doubt, this covenant is in addition to, and does not replace, the prohibition on encumbering the Controlled Accounts in Subsection III.D.3. The Ally Parties are permitted to note this covenant in financing statements and other public filings and to provide notices to third parties of all restrictions outlined in this Agreement that prohibit encumbering the Ally Parties’ Collateral and the accounts described in this Subsection III.F.14.
15.    Provide, or cause the depository bank(s) maintaining any Controlled Accounts or the Operating Account to provide, (i) bank statements no later than the 5th day of each month to the Ally Parties and (ii) upon request, evidence in form and substance satisfactory to the Ally Parties to confirm compliance with the terms of this Agreement.
16.    Not make any payment or prepayment (whether in respect of a mandatory prepayment or voluntary prepayment) of any amount owed pursuant to the Junior Debt Documents unless, immediately before and after giving effect to any such payment or prepayment, no Default has occurred or is continuing or would be expected to result therefrom.
17.     Not amend, restate, amend and restate, extend, supplement, or otherwise modify any Additional Senior Debt Document or Second Priority Debt Document to the extent that such amendment, restatement, amendment and restatement, extension, supplement or modification would be in violation of the terms or conditions of the Intercreditor Agreement or any Initial First Lien Inventory Financing Document (as defined in the Intercreditor Agreement as in effect on the date such Intercreditor Agreement is executed), without the prior written consent of the Ally Parties.
18.    Provide and make reasonable efforts to cause all consignors who have consigned vehicles to Dealership to provide, the following information to the Ally Parties to ensure that the Ally Parties have not and will not floorplan such Consigned Vehicles or include such Consigned Vehicles in calculating Dealership’s equity in its inventory: vehicle identification number, vehicle ownership status, proof of ownership, and physical location.
19.    Within thirty (30) calendar days of the filing or acquisition of any intellectual property or any license (other than an off-the-shelf or non-exclusive license) in relation thereto constituting

Collateral by Dealership (or such longer period as agreed to in writing by the Ally Parties in their sole discretion), Dealership will notify Ally in writing, deliver a new executed intellectual property security agreement, and cooperate with the Ally Parties’ perfection of the Security Interest in such Collateral as required in Subsection III.D.4.
20.    Not transfer or otherwise dispose of, in any dispositions other than retail sales to consumers in the ordinary course of business, 10% or more of its Vehicles (whether nor not such Vehicles are Inventory Financed Vehicles), to one or more parties (whether nor not such parties are affiliated), whether in one or a series of transactions occurring in a seven (7) calendar day period, without first obtaining the Ally Parties’ prior written consent to such sale or transfer.
Section 1.07.    Subsection III.H of the Existing Financing Agreement is hereby amended to add the following Subsection III.H.8:
“8.    An “Event of Default” (or similar term) under any Junior Debt Document (after giving effect to all notice requirements and grace and cure periods thereunder); provided that unless the Ally Parties have already demanded the immediate payment in full of the Obligations pursuant to Subsection III.J.2, this Subsection III.H.9 shall not apply to any such “Event of Default” that is (a) cured by the relevant Note Parties or (b) with respect to which the requisite holders of indebtedness under the applicable Junior Debt Document have agreed to waive in full (including in the form of any permitted amendment) such “Event of Default” such that it is no longer continuing under the applicable Junior Debt Document and the Ally Parties have received written evidence of such waiver and the cessation of the “Event of Default” under this clause (b). For the avoidance of doubt, this Subsection III.H.9 and Subsection III.H.7 are not intended to replace or limit each other, and nothing in this Section III.H.9 shall affect any other Default under this Section III.H or the Ally Parties’ rights and remedies with respect thereto.”
Section 1.08.    Subsection III.J.6 of the Existing Financing Agreement is hereby amended and restated in its entirety as follows:
“6.    Refrain from Movement or Disposition. Upon request by either or both of the Ally Parties, Dealership will:
(a)cease the movement of all Vehicles or other Collateral, including but not limited to the movement of all funds from the Controlled Accounts; and
(b)refrain from selling, leasing, or otherwise disposing of any Vehicles or other Collateral without the prior written consent of each of the Ally Parties.”
Section 1.09.    Subsection III.J.8 of the Existing Financing Agreement is hereby amended and restated in its entirety as follows:
“8.    Direct Collection of Collateral. Either or both of the Ally Parties may make direct collection of any Collateral in the possession or control of any third party including but not limited to, chattel paper, accounts, accounts with Vehicle Sellers, instruments, and proceeds, which proceeds will include, but not be limited to funds held in the Controlled Accounts. Pursuant to the terms of an applicable Deposit Account Control Agreement, the Ally Parties may direct the financial institution(s) holding the Controlled Accounts to pay over all funds in the Controlled Accounts to the Ally Parties, and Dealership will not interfere or attempt to contravene such direction; provided, it being understood that the Ally Parties will rescind any notice of exclusive control (or the equivalent thereof) over such Deposit Accounts subject to the Deposit Account Control Agreement fourteen (14) business days after the date which all Defaults have been cured provided no other rights have been asserted in such Deposit Accounts.”
Section 1.10.    The form of Officer’s Certificate attached as Exhibit A to the Existing Financing Agreement is amended and restated in its entirety by the form of Officer’s Certificate attached as Exhibit A to this Agreement.
ARTICLE II.
CONDITIONS PRECEDENT

Section 2.01.    This Agreement, including, without limitation, Article I hereof, will become effective on the date on which each of the following conditions have been satisfied or waived by the Ally Parties (such date, the “Effective Date”):
(a)delivery to the Ally Parties of counterparts of this Agreement duly executed by Dealership;
(b)delivery to the Ally Parties of a duly executed Consent and Agreement Relating to Additional Liens (the “Consent”) by and among Dealership and the Ally Parties, in form and substance satisfactory to the Ally Parties;
(c)delivery to the Ally Parties of a duly executed Intercreditor Agreement, by and among Dealership, the Note Agent and the Ally Parties, in form and substance satisfactory to the Ally Parties;
(d)delivery to the Ally Parties of a duly executed intellectual property security agreement in respect of the Financing Agreement, by and among Dealership and the Ally Parties, in form and substance acceptable to the Ally Parties;
(e)delivery to the Ally Parties of a duly executed Fourth Amended and Restated Credit Balance Agreement, by and among Dealership and the Ally Parties, in form and substance acceptable to the Ally Parties;
(f)delivery to the Ally Parties of an executed Deposit Account Control Agreement by and among Dealership, the Ally Parties and the financial institution(s) holding the Controlled Accounts governing such Controlled Accounts, in form and substance satisfactory to the Ally Parties;
(g)delivery to the Ally Parties of evidence satisfactory to the Ally Parties of the establishment of the Controlled Accounts;
(h)delivery to the Ally Parties of duly executed copies of all material Initial Second Lien Note Documents, in each case in form and substance reasonably satisfactory to the Ally Parties;
(i)with respect to each of Dealership, delivery to the Ally Parties of (i) customary legal opinions, (ii) customary evidence of authorization, (iii) customary officer’s and solvency certificates, (iv) the Funds Flow Certificate, and (v) good standing certificates (to the extent applicable) from their respective jurisdictions of formation, in each case, in form and substance satisfactory to the Ally Parties; and
(j)payment by Dealership of all reasonable and documented legal fees and expenses of Sidley Austin LLP, as counsel to the Ally Parties, incurred in connection with this Agreement, the Consent, the Notes Issuance, and all related transactions and documentation (to the extent invoiced in reasonable detail two (2) Business Days prior to the Effective Date).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
Section 3.01.    To induce the Ally Parties to enter into the Consent and this Agreement, Dealership hereby represents and warrants to the Ally Parties that, as of the Effective Date:
(a)    Power. Dealership has all requisite organizational power to execute, deliver, and perform its obligations under this Agreement.
(b)    Representations and Warranties. The representations and warranties of Dealership contained in the Existing Financing Agreement are true and correct in all material respects (without duplication of any materiality qualifiers contained therein), in each case on and as of the date hereof (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty will be true and correct in all material respects as of such specified date, if earlier).
(c)    Authorization; No Contravention. The execution, delivery, and performance by Dealership of this Agreement (i) have been duly authorized by all necessary corporate or other organizational action and (ii) do not (A) contravene the terms of any of Dealership’s articles of organization (or the equivalent thereof) or operating agreement (or the equivalent thereof) or (B) violate any law.
(d)    Binding Effect. This Agreement has been duly executed and delivered by Dealership, and this Agreement constitutes a legal, valid, and binding obligation of Dealership, enforceable against Dealership in accordance with its terms, except as such enforceability may be limited by (i) Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (ii) general principles of equity; (iii) an implied covenant of good faith and fair dealing; (iv) the need for filings and registrations necessary to create or perfect the liens on the Collateral granted by Dealership in favor of the Ally Parties; and (v) the effect of foreign laws, rules, and regulations as they relate to the granting of security interests in assets of, and pledges of equity interests in or indebtedness owed by, subsidiaries organized under the laws other than the United States of America.
ARTICLE IV.
MISCELLANEOUS
Section 4.01.    Counterparts. This Agreement may be signed in one or more counterparts, each of which is deemed an original and all of which taken together constitute one and the same agreement. This Agreement may be manually or electronically signed and transmitted by email or other means of electronic communication or by an internet-based e-signature platform. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including, without limitation, PDF) will be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement will be deemed to include electronic signatures and the keeping of records in electronic form. Manual or electronic signatures appearing on electronically transmitted documents will be treated as original signatures for all purposes under applicable law (including, without limitation, admission into evidence in any legal proceeding), including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act and any state laws based on the Uniform Electronic Transactions Act and the parties to this Agreement waive any objection to the contrary.
Section 4.02.    Entire Agreement. This Agreement contains the entire agreement of Bank, Ally, and Dealership concerning the subject matter set forth herein. There are no other oral or implied agreements, understandings, or representations between them. Dealership has not relied on any statement, promise, or representation made by anyone connected with Bank or Ally, except as provided in this Agreement or any related document. Upon the effectiveness of this Agreement as set forth in Section 2.01 of this Agreement, this Agreement will be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Subsection III.K.3 of the Financing Agreement and their respective successors and assigns.
Section 4.03.    Severability. Any provision of this Agreement prohibited by law is ineffective only to the extent of the prohibition without invalidating the remaining provisions of this Agreement.
Section 4.04.    Section Captions. The captions inserted at the beginning of each article, section, and subsection are for convenience only and do not limit, enlarge, modify, explain, or define the text thereof nor affect the construction or interpretation of this Agreement.
Section 4.05.    Governing Law. This Agreement must be construed, interpreted, and enforced in accordance with the laws of the state of Arizona without regard to its conflict of laws rules.
Section 4.06.    JURY WAIVER. EACH ALLY PARTY AND DEALERSHIP WAIVE AND RENOUNCE THE RIGHT UNDER FEDERAL AND STATE LAW TO A TRIAL BY JURY FOR ANY CLAIM.
Section 4.07.    Amendment, Modification and Waiver. This Agreement may not be amended, modified, or waived except as permitted by Subsections III.K.2 and III.K.4 of the Financing Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CARVANA, LLC,
as Dealership

By:/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

First Amendment to Inventory Financing and Security Agreement

ALLY BANK,
as an Ally Party

By:/s/ Cindy Balint
Name: Cindy Balint
Title: Authorized Representative

ALLY FINANCIAL, INC.,
as an Ally Party

By:/s/Cindy Balint
Name: Cindy Balint
Title: Authorized Representative

First Amendment to Inventory Financing and Security Agreement

EXHIBIT A
Officer’s Certificate
Date: [●], 20[●]
This certificate (this “Certificate”) is delivered in accordance with the Financing and Security Agreement, dated as of September 22, 2022, as amended by the First Amendment to Inventory Financing and Security Agreement, dated as of September 1, 2023 (as such agreement may have been further amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Financing Agreement”) by and among Carvana, LLC, an Arizona limited liability company (“Dealership”) and Ally Financial Inc. and Ally Bank (the “Ally Parties”). Capitalized terms used but not otherwise defined herein will have the respective meanings therefor set forth in the Financing Agreement.
The undersigned hereby certifies (solely in such undersigned’s capacity as [●] of Dealership, and not in his individual capacity, and based upon facts and circumstances as such facts and circumstances exist as of the date hereof), on behalf of Dealership, to the Ally Parties as of the date hereof as follows:
1.He/She/They has/have the title indicated below and as such is/are authorized to execute and deliver this Certificate on behalf of Dealership.
2.All representations and warranties made by Dealership to the Ally Parties in the Financing Agreement continue to be accurate and complete.
3.Dealership is in compliance with all covenants contained in the Financing Agreement, including, but not limited to, the following:
a.Dealership has satisfied all requirements applicable to Vehicles subject to Advance Floorplan Accommodations as outlined in Subsection III.A.8 of the Financing Agreement and Dealership’s outstanding floorplan advances under the Advance Floorplan Accommodation do not exceed 10% of the Credit Line limit in effect as of the date of this Certificate.
b.So long as Dealership owes any debt to Bank or unless Bank otherwise agrees in writing, the Credit Balance (as defined in the Fourth Amended and Restated Credit Balance Agreement (the “Credit Balance Agreement”), effective as of September 1, 2023, between Ally Bank and Dealership, as such Credit Balance Agreement may have been amended) is at least 12.5% of the total principal amount owed to Bank under the Financing Agreement.
c.Dealership’s unrestricted cash, cash equivalents, and availability in operating lines of credit, excluding amounts restricted pursuant to the Credit Balance Agreement between Dealership and Bank, is not less than 20.0% of the credit limit of the Credit Line as of the date of this Certificate.
d.Dealership’s equity in its inventory, as calculated in Subsection III.G.7 of the Financing Agreement, is at least 5%.
e.All Ally Proceeds have been and are transferred directly into and are transferred out of the Controlled Accounts directly to the Operating Account as outlined on the Funds Flow Certificate. No funds consisting of the proceeds of the collateral of any party (other than the Ally Parties and parties who have a junior security interest in the Collateral with the prior written consent of the Ally Parties, in which case no proceeds of any such parties’ collateral other than the Collateral) have been deposited into or held at the Controlled Accounts.
f.Dealership has caused all Ally Proceeds received by Dealership to be transferred directly to a Controlled Account, regardless of the source from which such Ally Proceeds were received by Dealership, as follows (i) with respect to Ally Proceeds constituting cash or other forms of payment that are immediately transferrable, on a daily basis and (ii) with respect to Ally Proceeds constituting checks, ACH transfers or other forms of payment that are not immediately transferrable, as promptly as such checks, ACH transfers or other forms of payment can be processed in the ordinary course of business.

g.Dealership has not changed the accounts into which the Ally Proceeds are directly deposited or created any new accounts into which Ally Proceeds have been directly deposited, without the prior
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written consent of the Ally Parties and providing the Ally Parties with a Deposit Account Control Agreement (if such accounts are additions to, substitutions of, or replacements of, the Controlled Accounts) with respect to such new accounts in form and substance reasonably satisfactory to the Ally Parties.
h.Dealership has at all times maintained a minimum cash balance in the Operating Account, of immediately available funds, equal to no less than all amounts received for Minimum Balance Mark Vehicles or proceeds of Minimum Balance Mark Vehicles whereby principal is owed by Dealership to the Ally Parties under Subsection III.C.2.(a)(i) of the Financing Agreement.
i. Dealership has not transferred or otherwise disposed of, in any dispositions other than retail sales to consumers in the ordinary course of business, 10% or more of its Vehicles (whether nor not such Vehicles are Inventory Financed Vehicles), to one or more parties (whether nor not such parties are affiliated), whether in one or a series of transactions occurring in a seven (7) calendar day period, without the prior written consent of the Ally Parties.
j.Dealership has not granted a security interest over, pledged, or permitted any confiscations, assessments, liens, or encumbrances on the Operating Account or any Controlled Account, except for liens on the Operating Account or any Controlled Account, as applicable, (a) that constitute non-consensual liens permitted under Subsection III.D.3 of the Financing Agreement or (b) in favor of the depository institution holding such Operating Account or such Controlled Account, as applicable, specifically for (i) fees or charges for the maintenance and administration of the Operating Account or the Controlled Account, as applicable, (ii) settlement amounts, or (iii) returned items.
k.Dealership has not amended, restated, amended and restated, extended, supplemented, or otherwise modified any Additional Senior Debt Document or Second Priority Debt Document to the extent that such amendment, restatement, amendment and restatement, extension, supplement or modification would be in violation of the terms or conditions of the Intercreditor Agreement or any Initial First Lien Inventory Financing Document (as defined in the Intercreditor Agreement), without the prior written consent of the Ally Parties.
4.No Default has occurred, and no Default will occur or be continuing as a direct result of the consummation of the Transactions (as defined in the Consent), under the Financing Agreement and no event, circumstance, or condition has occurred or exists that with the passage of time, the giving of notice, or both, would constitute a Default under the Financing Agreement.

Signature Page Follows.
Exh. A-2

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first stated above.

CARVANA, LLC

By:
Name:
Title:
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